                                                               Page 8 of 8 pages
CUSIP NO. 46069 S 10 9



                                    EXHIBIT A

                            AGREEMENT OF JOINT FILING


     The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Act the statement dated February 6, 2002, containing the information required by Schedule 13G, for the 2,073,390 shares of the Common Stock of INTERSIL CORPORATION held by Manatee Investment Corporation.

Dated:   February 6, 2002





                                     HARRIS CORPORATION


                                     By: /s/ Bryan R. Roub
                                         -------------------------------------
                                     Name:    Bryan R. Roub
                                     Title:   Senior Vice President
                                              and Chief Financial Officer



                                     MANATEE INVESTMENT CORPORATION


                                     By: /s/ Bryan R. Roub
                                         -------------------------------------
                                     Name:    Bryan R. Roub
                                     Title:   President